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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF BENCHMARK ELECTRONICS, INC.


SUBSIDIARIES OF BENCHMARK ELECTRONICS, INC., A TEXAS CORPORATION

BEI Electronics Ireland Ltd., a Republic of Ireland private limited company Benchmark Electronics FSC, Inc., a Barbados corporation
Benchmark Electronics Huntsville Inc., an Alabama corporation
Benchmark Electronics Corp., a Delaware corporation
AVEX Holdings, Inc., a Delaware corporation
Benchmark Electronics AB, a Swedish corporation
Benchmark Electronics Pte Ltd., a Singapore corporation
AVEX Constitution, Inc., a Delaware corporation
AVEX Liberty, Inc., a Delaware corporation
Benchmark Electronics de Mexico, S. de R.L. de C.V., a Mexican corporation Benchmark Electronics Servicios, S. de R.L. de C.V., a Mexican corporation AVEX International Corporation, an Alabama corporation
Benchmark Electronics Ltda, a Brazilian corporation
Benchmark BV Holdings, Inc., a Delaware corporation
Tedok B.V., a Netherlands corporation
Kilbride Holdings B.V., a Netherlands corporation
Benchmark Electronics UK Ltd, a Scottish corporation
Burle Caribe Holdings Limited, an Ireland corporation
Burle Cayman Holdings Limited, an Ireland corporation
Benchmark Electronics Cork, an Ireland corporation
Benchmark Elektronikai Term_keket Gy_rt_ Fekekis_gu T_rsas_g (Benchmark Elektronikai Kft.), a Hungarian corporation

All subsidiaries are wholly owned, directly or indirectly, by Benchmark Electronics, Inc.